Exhibit 10.1

SEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of July 14, 2017, is among SAMSON OIL AND GAS USA, INC., a Colorado corporation (“Borrower”), SAMSON OIL & GAS LIMITED, an Australian public company (the “Parent”), SAMSON OIL AND GAS USA MONTANA, INC., a Colorado corporation (“Samson Montana”, and together with the Parent, collectively, the “Guarantors”, and each, individually, a “Guarantor”), the Lenders party hereto, and MUTUAL OF OMAHA BANK, as Administrative Agent for the Lenders (in such capacity, “Administrative Agent”) and as L/C Issuer.

R E C I T A L S

A.       Borrower, the financial institutions party thereto, and Administrative Agent are parties to that certain Credit Agreement dated as of January 27, 2014, as amended by (i) that certain First Amendment to Credit Agreement dated as of November 24, 2014, (ii) that certain Second Amendment to Credit Agreement dated as of May 13, 2015, (iii) that certain Third Amendment to Credit Agreement dated as of March 31, 2016, (iv) that certain Fourth Amendment to Credit Agreement dated as of June 30, 2016, (v) that certain Fifth Amendment to Credit Agreement dated as of September 29, 2016, and (vi) that certain Sixth Amendment to Credit Agreement dated as of May 5, 2017 (such Credit Agreement, as so amended, the “Original Credit Agreement”).

B.       The parties desire to amend the Original Credit Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Same Terms. All terms used herein which are defined in the Credit Agreement (as hereinafter defined) shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, (a) all references in the Loan Documents to the “Credit Agreement” or the “Agreement” shall mean the Credit Agreement, as the same shall hereafter be amended from time to time, and (b) all references in the Loan Documents to the “Loan Documents” shall mean the Loan Documents, as amended by this Amendment and the Modification Papers, as the same shall hereafter be amended from time to time. In addition, the following terms have the meanings set forth below:

“Credit Agreement” means the Original Credit Agreement as amended by this Amendment.

“Effective Date” means the date when (a) all Lenders have executed this Amendment, and (b) the conditions set forth in Section 2 of this Amendment have been complied with to the satisfaction of the Administrative Agent, unless waived in writing by the Administrative Agent.

“Modification Papers” means this Amendment, the Authorization Certificate and all of the other documents and agreements executed in connection with the transactions contemplated by this Amendment.

2.       Conditions Precedent. The obligations, agreements and waivers of Lenders as set forth in this Amendment are subject to the satisfaction (in the opinion of Administrative Agent), unless waived in writing by Administrative Agent, of each of the following conditions (and upon such satisfaction, this Amendment shall be deemed to be effective as of the Effective Date):

(a)       Seventh Amendment to Credit Agreement. This Amendment shall be in full force and effect.

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(b)       Authorization Certificate. Borrower shall have executed and delivered to Administrative Agent a certificate (the “Authorization Certificate”), in form and substance satisfactory to Administrative Agent, authorizing the execution, delivery and performance by Borrower of the Modification Papers.

(c)       Upfront Fee. Borrower shall have paid Administrative Agent for the ratable benefit of the Lenders an upfront fee of $36,000, which fee is deemed to be fully earned, due and payable as of the date hereof.

(d)       Fees and Expenses. Administrative Agent shall have received payment of all out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by Administrative Agent in connection with the preparation, negotiation and execution of the Modification Papers.

3.       Amendments to Original Credit Agreement. On the Effective Date, the Original Credit Agreement shall be deemed to be amended as follows:

(a)       The definitions of “Revolving Maturity Date” and “Term Loan Maturity Date” in Section 1.01 of the Original Credit Agreement shall be amended and restated to read in their entirety as follows:

“‘Revolving Maturity Date’ means October 31, 2018; provided however, if such date is not a Business Day, the Revolving Maturity Date shall be the next preceding Business Day.

‘Term Loan Maturity Date’ means October 31, 2018; provided however, if such date is not a Business Day, the Term Loan Maturity Date shall be the next preceding Business Day.”

(b)       Section 7.12(d) of the Original Credit Agreement shall be amended and restated to read in its entirety as follows:

“(d) Minimum Liquidity. Maintain minimum Liquidity, as of the end of each calendar month, of not less than (i) for the period from the Sixth Amendment Effective Date through and including December 31, 2017, $1,500,000, and (ii) beginning January 1, 2018 and thereafter, 10% of the Borrowing Base then in effect.”

4.       Specified Defaults; Limited Waiver.

(a)       Certain Events of Default have occurred under the Original Credit Agreement as a result of (i) the failure by Borrower to comply with Section 8.07 of the Original Credit Agreement, whereby Borrower was required to limit general and administrative expenses to an amount not more than the amount set forth therein, for the 12-month period ending March 31, 2017, and (ii) the failure by Borrower to maintain the minimum Liquidity required pursuant Section 7.12(d) of the Original Credit Agreement for the calendar month ending March 31, 2017, each of which is an Event of Default under Section 9.01(b) of the Original Credit Agreement (such Events of Default, collectively, the “Specified Defaults”). Borrower has requested that Administrative Agent and the Required Lenders waive the Specified Default. Subject to the terms and conditions of this Amendment, including Section 2 hereof, Administrative Agent and the Required Lenders hereby waive the Specified Defaults.

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(b)       Except for the limited waiver set forth in Section 4(a) hereof and except as otherwise provided herein, no provision hereof shall constitute a waiver of any of the terms or conditions of the Credit Agreement or any other Loan Document other than those terms or conditions expressly addressed herein (and even in such instance, only to the extent explicitly addressed herein). Other than as expressly set forth in this Amendment, nothing contained in this Amendment shall be construed as a waiver of any Default or Event of Default or a consent to any action or inaction by Borrower, any Subsidiary or any other Loan Party, nor shall it be construed as a course of dealing or conduct on the part of Administrative Agent or any Lender. All rights and remedies now or hereafter available to Administrative Agent or any Lender are hereby reserved. The limited waiver set forth herein shall be effective only in this specific instance and for the specific purpose for which it is given, and this limited waiver shall not entitle Borrower or any other Loan Party to any other or further waiver or consent in any similar or other circumstance.

5.       Post-Closing Covenants.

(a)       On or before the date that is 30 days after the Effective Date (or such later date as Administrative Agent may agree in writing), Borrower shall deliver, or cause to be delivered, each of the following, each in form and substance satisfactory to Administrative Agent:

(i)       amendments to the Oil and Gas Mortgages to reflect, among other things, the Revolving Maturity Date and the Term Loan Maturity Date, as amended hereby (the “Mortgage Amendments”), each duly executed and delivered by the applicable Loan Party; and

(ii)       a favorable opinion of counsel of Borrower and each other Loan Party covering such matters incident to the Mortgage Amendments as Administrative Agent may reasonably request.

(b)       Any failure by Borrower to comply with the terms of this Section 5 shall constitute an immediate Event of Default under the Loan Documents.

6.       Certain Representations. Each of Borrower and Guarantors represents and warrants that, as of the Effective Date: (a) each Loan Party has full power and authority to execute the Modification Papers to which it is a party, and such Modification Papers constitute the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; and (b) no authorization, approval, consent or other action by, notice to, or filing with, any Governmental Authority or other Person is required for the execution, delivery and performance by each Loan Party of the Modification Papers to which it is a party. In addition, each of Borrower and Guarantors represents that after giving effect to this Amendment all representations and warranties contained in the Credit Agreement and the other Loan Documents to which such Person is a party are true and correct in all material respects (provided that any such representations or warranties that are, by their terms, qualified by reference to materiality or a Material Adverse Effect shall be true and correct in all respects) on and as of the Effective Date as if made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects (or, with respect to any such representations or warranties that are, by the terms, qualified by reference to materiality or a Material Adverse Effect, are true and correct in all respects) as of such earlier date.

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7.       No Further Amendments. Except as previously amended in writing or as amended hereby, the Credit Agreement shall remain unchanged and all provisions shall remain fully effective between the parties hereto.

8.       Acknowledgments and Agreements. Each of Borrower and Guarantors (a) acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms, and (b) waives any defense, offset, counterclaim or recoupment with respect thereto. Borrower, Guarantors, Administrative Agent, L/C Issuer and each Lender do hereby adopt, ratify and confirm the Credit Agreement, as previously amended in writing and as amended hereby, and acknowledge and agree that the Credit Agreement is and remains in full force and effect. Each of Borrower and Guarantors acknowledges and agrees that its liabilities and obligations under the Credit Agreement and under the other Loan Documents are not impaired in any respect by this Amendment. Any breach of any representations, warranties and covenants under this Amendment shall be a Default or an Event of Default, as applicable, under the Credit Agreement.

9.       Limitation on Agreements. The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Credit Agreement or any of the Loan Documents, or (b) to prejudice any right or rights that Administrative Agent now has or may have in the future under or in connection with the Credit Agreement and the other Loan Documents or any of the other documents referred to herein or therein. The Modification Papers shall constitute Loan Documents for all purposes.

10.       Confirmation of Security. Each of Borrower and Guarantors hereby confirms and agrees that all of the Collateral Documents that presently secure the Obligations shall continue to secure, in the same manner and to the same extent provided therein, the payment and performance of the Obligations.

11.       Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment by facsimile or other electronic means shall be deemed effective as delivery of a manually executed counterpart.

12.       Incorporation of Certain Provisions by Reference. The provisions of Section 11.15 of the Credit Agreement captioned “Governing Law, Jurisdiction; Etc.” and Section 11.16 of the Credit Agreement captioned “Waiver of Right to Trial by Jury” are incorporated herein by reference for all purposes.

13.       Release. In consideration of the agreements set forth in this Amendment, each of Borrower and Guarantors represents and warrants that as of the date of this Amendment, there are no claims, offsets, defenses or counterclaims to the obligations of such Person under the Loan Documents to which it is a party, and in accordance therewith, each of Borrower and Guarantors:

(a)       waives any and all such claims, offsets, defenses or counterclaims, whether known or unknown, arising under the Loan Documents prior to the Effective Date; and

(b)       releases and discharges each of the Administrative Agent and the Lenders and their respective officers, directors, employees, agents, shareholders, affiliates and attorneys (the “Released Parties”) from any and all obligations, indebtedness, liabilities, claims, rights, causes of action or other demands whatsoever, whether known or unknown, suspected or unsuspected, in law or equity, which such Person ever had, now has or claims to have or may have against any Released Party arising prior to the Effective Date and from or in connection with the Loan Documents or the transactions contemplated thereby, except, with respect to any Released Party, those resulting from the gross negligence or willful misconduct of such Released Party, as determined by a court of competent jurisdiction by a final and non-appealable judgment.

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14.       Entirety, Etc. This Amendment and the other Modification Papers and all of the other Loan Documents embody the entire agreement between the parties. THIS AMENDMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[This space is left intentionally blank. Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date and year first above written.

BORROWER:

SAMSON OIL AND GAS USA, INC.

By:	/s/ Terry Barr
Terry Barr
President, Treasurer and CEO

GUARANTORS:

SAMSON OIL & GAS LIMITED

By:	/s/ Terry Barr
Terry Barr
Managing Director, CEO & President

SAMSON OIL AND GAS USA MONTANA, INC.

By:	/s/ Terry Barr
Terry Barr
President, Treasurer and CEO

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ADMINISTRATIVE AGENT:

MUTUAL OF OMAHA BANK,
as Administrative Agent

By:	/s/ J. Keith Miller
J. Keith Miller
Senior Energy Lender

LENDERS:

MUTUAL OF OMAHA BANK

By:	/s/ J. Keith Miller
J. Keith Miller
Senior Energy Lender

SEVENTH AMENDMENT TO CREDIT AGREEMENT – Signature Page